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                                                                      EXHIBIT 11


                     DEXTERITY SURGICAL, INC. AND SUBSIDIARY

                     COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                   (Unaudited)


                                                              Three Months Ended September 30,   Nine Months Ended September 30,
                                                              --------------------------------   -------------------------------
                                                                   2000            1999               2000             1999
                                                              --------------   --------------    --------------   --------------
COMPUTATION OF BASIC LOSS PER SHARE:
      Net loss                                                 $ (1,715,655)   $   (742,359)      $ (4,003,326)   $ (2,276,814)
      Preferred Stock Dividends                                     (46,233)        (43,900)          (128,033)       (131,583)
                                                               ------------    ------------       ------------    ------------
Net loss available for common stock shareholders               $ (1,761,888)   $   (786,259)      $ (4,131,359)   $ (2,408,397)
                                                               ============    ============       ============    ============
WEIGHTED AVERAGE SHARES OF COMMON STOCK
      OUTSTANDING USED FOR COMPUTATION                           11,496,492      10,212,742         11,000,867       9,357,186
                                                               ============    ============       ============    ============

BASIC LOSS PER COMMON SHARE                                    $       (.15)   $       (.08)      $       (.38)   $       (.26)
                                                               ============    ============       ============    ============
COMPUTATION OF DILUTED LOSS PER SHARE:
      Net loss                                                 $ (1,715,655)   $   (742,359)      $ (4,003,326)   $ (2,276,814)

      Interest on Convertible Debentures                             67,500          67,500            202,500         202,500
                                                               ------------    ------------       ------------    ------------
           Net loss used for computation                       $ (1,648,155)   $   (674,859)      $ (3,800,826)   $ (2,074,314)
                                                               ============    ============       ============    ============

Weighted average shares of common stock outstanding              11,496,492      10,212,742         11,000,867       9,357,186
Weighted average incremental shares outstanding upon assumed
      conversion of options and other dilutive securities             5,277           5,281             80,426           5,282
Weighted average incremental shares outstanding upon
      assumed conversion of preferred stock                       1,588,792       1,371,875          1,426,537       1,370,660
Weighted average incremental shares outstanding upon assumed
      conversion of Convertible Debentures                        3,000,000       1,875,000          3,000,000       1,875,000
                                                               ------------    ------------       ------------    ------------
WEIGHTED AVERAGE SHARES OF COMMON STOCK
      AND COMMON STOCK EQUIVALENTS OUTSTANDING
      USED FOR COMPUTATION                                       16,090,561      13,464,898         15,507,830      12,608,128
                                                               ============    ============       ============    ============
DILUTED LOSS PER COMMON SHARE AND COMMON
      SHARE EQUIVALENTS(a)                                    $       (.10)   $       (.05)      $       (.25)   $       (.16)
                                                               ============    ============       ============    ============

      (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-B although it is not required by SFAS No. 128 because it is antidilutive. As a result, it is not the amount reflected on the statements of operations.